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                   INDEPENDENT CONTRACTOR CONSULTING AGREEMENT
                   -------------------------------------------


     This Agreement ("Agreement") is made effective as of October 1, 1996, between KOLL REAL ESTATE GROUP, INC., a Delaware corporation (the "Company"), and RAY WIRTA ("Consultant").

     WHEREAS, the Company and Consultant desire to enter into an agreement regarding consulting services to be provided to the Company by Consultant; and

     WHEREAS, the Company and Consultant have agreed to execute and deliver this Agreement to memorialize the terms and conditions of the above described relationship.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. CONSULTING SERVICES. Consultant hereby agrees to provide consulting services to the Company, including without limitation the following:

          - reviewing and commenting on individual development projects, including without limitation, financing and equity structures applicable thereto;

          - assisting in analysis of alternative approaches to a recapitalization of the Company;

          -    providing motivational advice and counsel to the Company's staff;
               and

          - assisting in sourcing new development opportunities for the Company and procuring staff to support such opportunities.

     2. INDEPENDENT CONTRACTOR STATUS. This Agreement is not intended to be an employment agreement and there does not exist any intent to create any employment relationship between the Company and Consultant. At all times during the term of this Agreement, Consultant shall be an independent contractor and shall be solely responsible for all federal, state and local taxes, withholdings and related obligations which may arise from any payments from the Company to Consultant hereunder, including without limitation, federal and state income tax obligations and contributions to social security, disability and workers' compensation insurance benefits. Consultant agrees that he will indemnify, defend and hold the Company harmless from and against any and all claims or liability arising out of or in connection with any alleged failure to satisfy any such obligations.


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     3.   COMPENSATION.  During the term of this Agreement, the Company hereby agrees to pay Consultant compensation at the annual rate of Fifty Thousand Dollars ($50,000.00) per year payable in equal monthly installments of Four Thousand One Hundred and Sixty-Six Dollars and Sixty-Seven Cents ($4,166.67).

     4. TERMINATION. This Agreement may be terminated by either party, without cause, upon thirty (30) days prior written notice. However, the Company shall pay Consultant the amount of $50,000 on a lump sum basis and any and all unvested stock options of Consultant shall immediately become vested in the event that the Company terminates this Agreement without cause, where "cause" is defined as the event where Consultant (i) is or has been engaging in willful or grossly negligent conduct which has resulted in a failure to perform Consultant's services hereunder or, (ii) has committed an act of dishonesty, gross negligence or misconduct, which has a direct, substantial and adverse effect on the Company, its business or reputation.

          Notwithstanding the foregoing, Consultant shall not be terminated for cause unless and until Consultant has received written notice of a proposed termination for cause and Consultant has had an opportunity to be heard before at least a majority of the number of members of the Board authorized to take such action. Consultant shall be deemed to have had such opportunity if given written or telephonic notice by any director at least 72 hours in advance of a meeting.

     5. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior agreements and understandings between the parties hereto respecting the subject matter hereof.

     6. CHANGES. The terms and provisions of this Agreement may not be modified or amended except pursuant to the written consent of Consultant and of the Company. The waiver by either party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

     7. ASSIGNABILITY. The obligations of Consultant may not be delegated and Consultant may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void AB INITIO and without effect. This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to, and shall be binding upon and inure to the benefit of, any subsidiary of the Company or any successor to the Company.

     8. NOTICES. All notices, requests, consents and other communications hereunder to either party shall be deemed to be sufficient if contained in a written instrument delivered in person, duly sent by first class registered or certified airmail, postage prepaid, or telecopied or telexed addressed to such party at his or its address as set forth below. All such notices, requests, consents and communications shall be deemed to have been delivered (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telex or facsimile transmission, on the


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date on which the sender receives machine confirmation of such transmission, and
(c) in the case of mailing, on the fifth (5th) business day following the date of such mailing. Either party may change the address to which notices, requests, consents and other communications hereunder shall be sent by sending written notice of such change of address to the other party.

     If to Company:      Koll Real Estate Group, Inc.
                         4343 Von Karman Avenue
                         Newport Beach, California  92660
                         Attention:  Raymond J. Pacini
                         Facsimile:  (714) 261-6550

     If to Consultant:   Ray Wirta
                         Koll Real Estate Services, Inc.
                         4343 Von Karman Avenue
                         Newport Beach, California  92660
                         Facsimile:  (714) 250-4344

     9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     11. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Any provision of this Agreement that is prohibited or unenforceable by reason of its temporal duration or geographical scope shall be deemed to be changed to the longest duration and widest geographical scope that is enforceable.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written, in the case of the Company by an officer thereunto duly authorized.

                              KOLL REAL ESTATE GROUP, INC.


                              By:  /s/ DONALD M. KOLL
                                   -------------------------------------------
                                   Donald M. Koll, Chairman and
                                   Chief Executive Officer



                              CONSULTANT:


                              Signature: /s/ RAY WIRTA
                                         --------------------------------------
                                          RAY WIRTA



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